EXHIBIT (b)(11)

AMENDMENT NO. 1

TO

AMENDMENT X TO THE BY-LAWS

OF

EATON VANCE FLOATING-RATE INCOME TRUST

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF

VARIABLE RATE TERM PREFERRED SHARES (“VRTP SHARES”)

DATED December 18, 2012

(THE “VRTP AMENDMENT”)

WHEREAS, pursuant to authority expressly vested in the Board of Trustees of Eaton Vance Floating-Rate Income Trust (the “Fund”) by the Declaration of Trust of the Fund, the Board of Trustees of the Fund may transact the Fund’s affairs;

WHEREAS, the Board of Trustees has determined that it is in the best interest of the Fund to extend the Term Redemption Date of the VRTP Shares to July 8, 2016, and has approved such change; and

WHEREAS, this change in the Term Redemption Date has been consented to in writing by the sole shareholder of the Fund’s Outstanding VRTP Shares.

NOW THEREFORE, the undersigned officer of the Fund hereby certifies as follows:

1.                                     The Board of Trustees of the Fund has adopted resolutions to extend the Term Redemption Date to July 8, 2016.

2.                                     Section 5 of each Appendix to the VRTP Amendment is deleted in its entirety and replaced with the following:

“Section 5. Term Redemption Date Applicable to Series.

The Term Redemption Date is July 8, 2016, subject to extension pursuant to Section 2.5(a) of the VRTP Amendment.”

3.                                     Any capitalized terms used herein but not defined herein shall have the meanings given to such capitalized terms in the VRTP Amendment.

4.                                     Except as amended hereby, the VRTP Amendment remains in full force and effect.

5.                                     An original copy of this amendment shall be lodged with the records of the Fund and filed in such places as the Board of Trustees deems appropriate.

[Signature Page Follows]

Dated this 20th day of May, 2015.	EATON VANCE FLOATING-RATE INCOME TRUST
	By:	/s/ Maureen A. Gemma
		Name:	Maureen A. Gemma
		Title:	Secretary